AMENDMENT DATED JUNE 21, 2005
                                TO THE AMENDED BYLAWS OF
                       FRANKLIN MUNICIPAL SECURITIES TRUST
                                  (THE "TRUST")

WHEREAS, Article IX, Section 2 of the Bylaws provides that the Bylaws may be amended by the Board of Trustees; and

WHEREAS, by resolution dated June 21, 2005, the Board of Trustees authorized the Bylaws to be amended as set forth below.

NOW, THEREFORE, Article III, Section 2 of the Bylaws of the Trust is hereby amended to read as follows:

      SECTION 2. NUMBER OF TRUSTEES. The number of Trustees constituting the the Board of Trustees shall, within the limits specified in the Agreement and Declaration of Trust of the Trust, be fixed from time to time by resolutions of the Board of Trustees.

Adopted and approved as of June 21, 2005 pursuant to authority delegated by the Board of Trustees.


/S/STEVEN J. GRAY
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 [Signature]

/S/STEVEN J. GRAY
-----------------
 [Name]

ASSISTANT SECRETARY
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[Title]